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                              EMPLOYMENT AGREEMENT

                         ------------------------------


      AGREEMENT made as of the 13th day of December, 1999, by and between DYNAMIC I-T, 10200 West 44th suite 400, Wheat Ridge, Colorado (hereinafter the "Employer"), and Mr. Spencer Young, 2504 Eleventh Street, Santa Monica, CA 90405 (hereinafter the "Employee").

      In consideration of the mutual covenants herein contained, the parties hereto have agreed and do agree as follows:

       1.   SERVICES.

            Employer hereby employs Employee and Employee hereby agrees to perform professional services as an executive director of Employer with primary responsibility for the Distance Education division of Employer. Notwithstanding the foregoing Employee shall also perform other duties, commensurate with Employee's position as an executive director, that Employer may, in good faith, determine are in the best interests of Employer provided such additional duties do not materially interfere with Employee's primary area of responsibility.

       2.   COMMENCEMENT AND TERMINATION.

            (a) TERM. The term of this Agreement shall commence on February 1, 2000 and shall continue, unless sooner terminated, for a period of two years. The term shall consist of one employment cycle of one hundred four (104) weeks per cycle (herein called a "cycle") and shall automatically terminate at the end of the term unless extended by mutual agreement of the parties.



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            (b) FIRST NEGOTIATION. If Employer desires to continue to utilize
Employee's services after the expiration of this Agreement, Employer shall so notify Employee, in writing, at least ninety (90) days prior to the expiration of the term of this Agreement. Upon such written notification, for at least the following sixty (60) days, Employee shall negotiate in good faith exclusively with Employer concerning continuation of Employee's services to Employer in the period following expiration of this Agreement.

(c) NON-COMPETE. Employee is familiar with the business of Employer, the commercial and competitive nature of the industry, and recognizes the substantial commitment Employer has made and will continue to make in developing its distance education programs, and Employee further recognizes that the value of Employer's business would be injured if Employee obtained competitive employment within Employer's market. It is therefore agreed that after this Agreement expires, for a period of three (3) months, Employee shall not enter into the employ of nor perform services for any Employer engaged in distance education on the internet. In the event that Employer terminates this agreement, whether or not entitled to do so and regardless of whether Employee has commenced proceedings seeking redress for wrongful termination the foregoing period shall not apply and Employee shall be free to accept employment regardless of its competitive nature. The compensation contained in Paragraph 3 of this Agreement serves as full consideration for this covenant not to compete. This provision shall not apply to Employee's services as a non-executive director.

(d) TERMINATION OF EMPLOYMENT. Any termination of this Agreement, whether by expiration or otherwise as provided hereunder, shall also constitute a termination of employment with Employer, unless a successor agreement is executed or employment otherwise continues as provided below. Severance and other termination benefits shall be governed as set forth herein. If, by the expiration date of this Agreement, no successor agreement is executed by Employee and Employer and, at Employer's request, Employee continues to provide Employee's services to Employer, any such continued employment of Employee by Employer shall be month to month, terminable at the will of either party for any reason and with only the lesser of thirty days notice or such notice as may be required by any governing laws. Unless otherwise expressly agreed to in writing by Employer, compensation and other terms and conditions of such month to month employment shall be governed solely by the terms of this agreement. Further, the time periods referred to in the Non-Compete clause set forth in this Agreement shall be deemed to commence pursuant to the provisions contained in Paragraphs 2(c) and 2(d) unless Employee continues employment past the expiration date of the Agreement. In that case, such time periods shall be




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deemed to commence on the date Employee's employment with Employer is ended. If
Employer does not request Employee to continue providing Employee's personal services after expiration of this Agreement, and Employee has not advised Employer of Employee's intention to terminate Employee's employment with Employer upon expiration of this Agreement, then Employee's employment shall be deemed terminated by Employer. If Employer does request Employee to continue providing Employee's personal services after expiration of this Agreement, but Employee declines to provide Employee's personal services, then Employee's employment shall be deemed terminated by Employee. Employee's termination as an executive shall not serve to terminate Employee's services as a director, each being the subject of separate terms of employment/appointment.

      3.    SALARY AND BENEFITS.

            (a) COMPENSATION. As full compensation for performance by Employee of all Employee's obligations as an executive hereunder and all rights granted herein, Employer shall pay Employee, less any deductions required by law or otherwise mutually agreed upon, as follows:

                  TERM                                           ANNUAL SALARY
                  ----                                           -------------

                  First Contract Year
                    February 1, 2000 to January 31, 2001          $110,000

                  Second Contract Year
                    February 1, 2001 to January 31, 2002          $110,000

      Although Employee's salary is calculated on an annual basis, such calculation does not affect the term of Employee's employment which is subject to the terms and conditions of this Agreement. It is understood that due to the executive nature of Employee's services rendered hereunder, Employee is exempt from overtime requirements of any state or local regulations relating to wages and hours.

            (b) REIMBURSEMENT. Employer shall, at Employee's option either reimburse or advance to Employee all authorized and actual out-of-pocket transportation and reasonable expenses incurred in the performance of assigned services outside the metropolitan area which is, from time to time, the designated location in which Employee is to be resident. Such reimbursement or advance shall be in accordance with Employer's policies with respect thereto.



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            (c) UTILIZATION OF SERVICES. Nothing herein contained shall be deemed to obligate Employer to use Employee's services hereunder and Employer shall have fully discharged its obligations hereunder by payment to Employee of the applicable compensation set forth in this Paragraph 3. In the event of Employee's death, this Agreement shall terminate and Employer shall make all payments accrued and not yet paid as of the date of Employee's death plus one month. Employer may make such payments to Employee's legal representative or representatives.

            (d) VACATIONS AND HOLIDAYS. Employer agrees to provide Employee with four weeks of vacation days during each year of this Agreement. The periods during which Employee's vacation and "holiday" days shall occur shall be mutually agreed upon between the parties; but in the event of any failure to so agree, Employer shall designate such periods, and, in so doing, Employer will endeavor to accommodate Employee. Employee's ability to carry over accrued and unused vacation time into the next calendar year shall be subject to Employer's policies regarding vacation carryover.

            (e) BENEFITS. To the extent Employee may be entitled to participate in any pension plan or investment plan for eligible employees of Employer, or to participate in any other employment benefit plan, Employee's benefit bases shall be as provided for in the applicable benefit plan. Nothing herein shall affect the right of Employer to terminate or modify any such pension plan, investment plan, or other benefit plan in whole or in part at any time. Notwithstanding the foregoing Employer shall supply Employee, at Employer's cost, Standard and Major Medical Insurance.

       4.   SERVICES EXCLUSIVE.

            Except as otherwise provided herein, Employee's services shall be completely exclusive to Employer during the term of this Agreement and during such term Employee will not perform professional services of any nature for any person, firm or corporation or on Employee's own account, except with the prior written consent of Employer. Employee acknowledges that Employee's professional services and the rights and privileges granted to Employer hereunder are unique, which gives them a peculiar value, the loss of which cannot be adequately or reasonably compensated in damages in an action at law. Employee further acknowledges that Employee's failure to perform Employee's material obligations hereunder, or to otherwise fail to comply with any provision of this Agreement may cause Employer irreparable injury or damage. Employer shall be entitled to seek injunctive and other equitable relief to prevent any breach of this Agreement by



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Employee. Resort by Employer to injunctive or other relief, however, shall not be considered a waiver of any other rights Employer may have against Employee for damages or otherwise.

5.    BEST EFFORTS.

       Employee shall devote Employee's best talents, efforts and abilities in connection with Employee's services hereunder. Employee shall perform the duties and services hereunder to the best of Employee's ability subject to the reasonable direction and control of Employer at such place or places and at such times as Employer may from time to time determine. Employee shall perform such duties and services on such projects as Employer shall from time to time determine. Employee shall comply with such rules and policies as Employer may from time to time adopt and of which Employee has been given written notice. Any failure to comply with such rules, policies or directions shall be deemed a breach of this Agreement and unless cured within a reasonable time of receiving notice of such breach shall be deemed to be material in nature.

       6.   WARRANTIES AND INDEMNITIES.

            (a) FREEDOM TO CONTRACT. Employee warrants that Employee has the right and power to enter into and fully perform this Agreement.

            (b) EMPLOYEE'S IDEAS. Employee warrants that the ideas, creations, literary, musical, and Employee's material and intellectual properties (hereinafter collectively referred to as the "Materials") created or developed by Employee hereunder will be Employee's own, original creation and/or development, except for Materials in the public domain and Materials which Employee is fully licensed to use, and that the Materials and use thereof will not violate any law or infringe upon or violate any rights of any kind or nature whatsoever of any person, firm or corporation.

            (c) INDEMNITIES. Employee will at all times (notwithstanding the expiration or termination of this Agreement) indemnify and hold harmless Employer and any licensee of Employer and all of their parents, subsidiaries and affiliates and all of their respective officers, directors, agents and employees, from and against any and all claims, damages, liabilities, costs and expenses, including, without limitation, reasonable counsel fees, arising out of: (i) the use of any Materials furnished by Employee hereunder; (ii) any breach by Employee of any warranty or agreement made by Employee herein; and
(iii) any acts done by Employee in connection with the



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performance of Employee's duties. Employer will at all times indemnify and hold harmless Employee from and against any and all claims, damages, liabilities, costs and expenses, including, without limitation, reasonable counsel fees, arising out of the use of any materials or any acts by or services furnished by Employer in connection with the services performed hereunder provided, however, that Employee shall promptly notify Employer of any claim or litigation to which the indemnity set forth in this sentence applies; and provided further, that at Employer's option, Employer may assume the defense of any such claim or litigation, to which the indemnity set forth in this sentence applies, in which event Employer's obligations with respect thereto shall be limited to the payment of any judgment or settlement approved by Employer in connection therewith.

       7.   NONPERFORMANCE.

            (a) BREACH. If Employee at any time breaches any material provision of this Agreement, or at any time fails, neglects or refuses to substantially perform any one or more of Employee's obligations hereunder and fails or refuses to cure such breach after notice, Employer shall not be required to pay Employee any compensation hereunder during such period of breach or non-performance and Employer may accumulate and hold such compensation pending the resolution of any such dispute. If the dispute is resolved in favor of Employer, Employer may reduce the Annual Salary hereunder pro rata, and Employer may, at its election, by so notifying Employee during or within two business days after such period:
(i) terminate this Agreement forthwith if such breach is grounds for termination hereunder; or (ii) if such breach is based upon Employee's failure or refusal to render services hereunder, add an equal period of time to the then current contract year provided further, that any such action by Employer shall not serve to be construed to be a waiver of any other right or remedy granted to Employer herein.

            (b) INCAPACITY. If in any contract year, due to a physical or mental disability, Employee becomes unable to perform all the essential functions of the applicable job description and/or the services to be provided pursuant to this Agreement for a period of six or more consecutive weeks or ten weeks in the aggregate, whichever is applicable, even with a reasonable accommodation of such disability, Employer may suspend or terminate this Agreement at its sole discretion, without any further obligation to Employee under this Agreement. In the event of a suspension or termination of this Agreement pursuant to this Paragraph 7(b), benefit plan coverage applicable to Employee will be available to Employee to the extent provided by the terms and conditions of such plan. Whether or not Employer suspends or terminates this Agreement, Employer will have no obligation to, but may at its option and in its sole discretion, pay Employee the pro rata share of Employee's Annual Salary applicable to any portion or all of such period during which, due to any personal illness or injury, whether or not it constitutes a disability, Employee fails



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to provide services or materials (if any) required to be furnished by Employee pursuant to this Agreement. Should a question arise as to Employee's ability to perform all the essential functions of the work required under this Agreement, Employee agrees to cooperate fully in assisting Employer in making a determination of whether a physical or mental disability affects Employee's ability to perform those essential functions with or without a reasonable accommodation, including, without limitation, submission to medical examinations by licensed health care providers designated by Employer. Employee will also be asked to help in determining if a reasonable accommodation can be made. Employer will give Employee prompt notice of the action it intends to take upon determining that Employee cannot perform all essential functions of the applicable job description and/or the services to be provided pursuant to this Agreement.

       8.   FORCE MAJEURE.

            In the event that because of: act of God; inevitable accident; fire; lockout, strike or other labor dispute; riot or civil commotion; act of public enemy; enactment, rule, order or act of government or governmental instrumentality (whether federal, state, local or foreign); failure of technical facilities; failure or delay of transportation facilities; or other cause of similar or different nature beyond the control of Employer, the normal business of Employer is substantially prevented or canceled, Employer may suspend the performance of services by Employee and the payment of compensation hereunder during the continuation of such prevention or cancellation. Employer, nevertheless, may not suspend Employee's services unless the services of all other executive directors of the company are also suspended. No such suspension shall operate to extend the term of this Agreement.

       9.   NAME AND LIKENESS.

            Employer may, and may grant to others the right to, reproduce, print, publish or disseminate in any medium, Employee's name, portrait, picture, likeness and voice, and biographical material concerning Employee, as news or information, for the purpose of trade, or for advertising purposes, including, without limitation, "institutional" advertising (i.e., advertising designed to create good will and prestige and not for the purpose of selling any specific product or service), and including, without limitation, the advertising or promotion of the programs and, in connection therewith, the products or services of any sponsor thereof; provided, however, that no direct endorsement by Employee of any product or service shall be used without Employee's written consent. The rights granted in this Paragraph 9 shall continue for so long as Employer shall have the right to use or exploit any program in any manner.



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      10.   CONFIDENTIALITY.

            Employee acknowledges that, in the course of Employee's employment, Employee will have access to confidential information, trade secrets, records, data, specifications and secret inventions and other knowledge (hereinafter collectively referred to as the "Confidential Information") owned by or in the possession of Employer and/or its related companies. All Confidential Information shall be and remain the property of Employer and/or its related companies, as the case may be. Employee agrees that during and after Employee's employment by Employer, whether pursuant to this Agreement or otherwise, Employee shall not, without the prior written consent of Employer, disclose to any individual or entity for any reason or purpose whatsoever, other than in the regular course of business of Employer and/or its related companies, any Confidential Information of Employer and/or its related companies.

      11.   MATERIALS.

            (a) OWNERSHIP OF MATERIALS. The seminars and all elements thereof and all recordings of the seminars, as between Employee and Employer, shall be the sole and exclusive property of Employer and may be used, exploited, broadcast and rebroadcast, by Employer and its licensees in any manner (including, without limitation, the editing and re-editing of any recorded program for rebroadcast) and in any media, throughout the world in perpetuity. The word "broadcast" as used in this Agreement means broadcast, transmission and exhibition by means of the internet, television (including, without limitation, cable, closed circuit or pay television) or radio, and television and radio devices, methods or improvements now or hereafter developed. Any program may be produced for original broadcast in whole or in part on a live basis (which includes, without limitation, the making of recordings thereof by Employer for broadcast subsequent to live broadcast) or, as Employer may at any time or from time to time elect, may be produced for original broadcast in whole or in part by means of recording. The terms "recording" and "recordings", as used herein, shall mean and include any recording or recordings made (whether before, during or after a broadcast transmission) by tape, wire, film, disc, electronic recording, computer file or any other similar or dissimilar method of recording aural and/or visual portions of television and radio programs, whether now known or hereafter developed, including, without limitation, the photography of such programs on film in a manner similar to that used in the production of motion pictures. Employer shall also have the right to assign Employee to provide services in connection with: (i) programs produced by Employer solely for distribution to other media outlets, including, without limitation, any television or radio network; and (ii) any distribution outlet in Employer's market now owned or hereafter acquired by Employer or any of its subsidiaries or affiliates. Employer shall not be liable for payment of additional compensation to Employee for such



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additional assignment or use and the compensation contained in Paragraph 3 of this Agreement will constitute full consideration for all such assignments and uses.

            (b) DEVELOPMENT. All Materials created or developed by Employee pursuant to Employee's employment hereunder (whether alone or in conjunction with any other person), or which Employee may disclose to Employer during the term hereof and any names, other than Employee's own, which Employer may use to identify Employee, shall, as between Employer and Employee, be the sole and absolute property of Employer for any and all purposes whatsoever, and Employee agrees that Employee does not have, and will not claim to have, either under this Agreement or otherwise, any right, title or interest of any kind or nature whatsoever in or to such Materials or names.

      12.   GENERAL PROVISIONS.

            (a) WAIVER. A waiver by either party of any term or condition of this Agreement in any instance shall not be deemed or construed as a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

            (b) NOTICE. Except as otherwise specifically provided herein, all notices hereunder shall be in writing and shall be given by personal delivery, registered or certified mail or nationally recognized overnight courier service (prepaid), at the respective addresses hereinabove set forth, or such other address or addresses as may be designated by either party. Such notices shall be deemed given when mailed or delivered to or picked up by courier, except that notice of change of address shall be effective only from the date of its receipt.

            (c) GOVERNING LAW. The validity, interpretation and legal effect of this Agreement shall be governed by the laws of the State of Colorado applicable to contracts entered into and performed entirely within the State of Colorado, with respect to the determination of any claim, dispute or disagreement, which may arise out of the interpretation, performance or breach of this Agreement.

            (d) ENFORCEABILITY. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision of this Agreement.



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            (e) ASSIGNMENT. Neither Employee nor Employer may assign this
Agreement without the prior written consent of the other, except that Employer may assign this Agreement and any and all rights herein to any party acquiring Employer, or to any corporation or entity owned or controlled by CBS Corporation.

            (f) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto relating to the subject matter hereof, superseding any previous oral or written agreements and cannot be changed or terminated orally.

            (g) HEADINGS. Paragraph titles are for convenience only and shall not affect the interpretation of any paragraph of this Agreement.

            (h) CONSTRUCTION. Each party has had an opportunity to negotiate fully the terms of this Agreement and to consult with counsel with respect thereto. Accordingly, any rule of construction seeking to resolve any ambiguities against the drafting party shall not be applicable in the interpretation of this Agreement.

            (i) SEVERABILITY. Should any valid federal or state law or final determination of any administrative agency or court of competent jurisdiction affect any provision of this Agreement, the provision or provisions so affected shall, to the fullest extent possible, be automatically deemed amended to give the fullest effect possible to the original intent of the affected provision (and if not capable of being so amended, only the provisions so affected shall be automatically void) and this Agreement, as so amended, shall continue in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                          DYNAMIC I-T


                                          By:  /s/ Patrick D. Doyle


                                                Patrick D. Doyle, Director

                                          Dated: December 13, 1999

ACCEPTED AND AGREED:



By:  /s/ Spencer Young


      Spencer Young

Dated: December 13, 1999






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